UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2009
ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Commerce Way East Aurora, New York	14052

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (716) 805-1599
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On May 4, 2009, Astronics Corporation issued, then reissued a revised news release announcing its financial results for the first quarter of 2009. A copy of the original press release and the reissued press release are attached as Exhibit 99.1 and Exhibit 99.2, respectively.
The revised release, Exhibit 99.2, reclassifies $2.1 million of sales originally reported as Business Jet to Military Sales for the three months ended April 4, 2009. There were no changes to Consolidated Income Statement Data or Consolidated Balance Sheet Data.
The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report including the exhibit hereto, shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
Original Press Release of Astronics Corporation dated May 4, 2009
Reissued Press Release of Astronics Corporation dated May 4, 2009

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation
Dated: May 4, 2009	By:	/s/ David C. Burney
		Name:	David C. Burney
Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
99.1	Original Press Release of Astronics Corporation Dated May 4, 2009

99.2	Reissued Press Release of Astronics Corporation Dated May 4, 2009

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